Exhibit 99.17

PROXY	PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 6, 2019

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of American Beacon SGA Global Growth Fund (“AB SGA Fund”), a series of American Beacon Funds, revoking previous proxies, hereby appoints ________ and ________, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of AB SGA Fund which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on February 6, 2019, at the offices of American Beacon Funds, 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039, at 2 p.m. Central Time, and at any adjournment thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting.

Vote via the Internet: www.proxy-direct.com

Vote via the telephone:	By automated touchtone phone at 800-337-3503
Or with a proxy voting representative at 866-456-7938

NOTE: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicated your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

Signature and Title, if applicable

Signature (if held jointly)

_____________________________________________________, 2019
Date

Receipt of the Notice of the Special Meeting and the accompanying Prospectus/Proxy Statement is hereby acknowledged. The shares of AB SGA Fund represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.

American Beacon SGA Global Growth Fund

VOTING OPTIONS READ YOUR PROSPECTUS/PROXY STATEMENT AND HAVE IT AT HAND WHEN VOTING.

COMPUTER	AUTOMATED TELEPHONE	LETTER	TELEPHONE

VOTE ON THE INTERNET	VOTE BY AUTOMATED TOUCHTONE	VOTE BY MAIL	VOTE BY PHONE

LOG ON TO:	CALL	VOTE, SIGN AND DATE	CALL

www.proxy- direct.com FOLLOW THE ON- SCREEN INSTRUCTIONS AVAILABLE 24 HOURS	800-337-3503 FOLLOW THE RECORDED INSTRUCTIONS AVAILABLE 24 HOURS	THIS PROXY CARD AND RETURN IN THE POSTAGE-PAID ENVELOPE	866-456-7938 PROVIDE THE REPRESENTATIVE WITH THE CONTROL NUMBER FOUND ON THE REVERSE SIDE OF THIS PROXY CARD, AND CAST YOUR VOTE WITH THE PROXY VOTING REPRESENTATIVE

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD.

The Board of Trustees recommends a vote FOR the following proposal.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.

EXAMPLE: ☒

1.	To approve an Agreement and Plan of Reorganization whereby Virtus SGA Global Growth Fund, a series of Virtus Equity Trust, will (i) acquire all of the assets of American Beacon SGA Global Growth Fund, a series of American Beacon Funds; and (ii) assume all of the liabilities of American Beacon SGA Global Growth Fund.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]